Exhibit 99.2

Contacts:

Akesis Pharmaceuticals, Inc.

Carl LeBel, Ph.D., President & CEO

clebel@akesis.com

(858) 454-4311

Lippert/Heilshorn & Associates

Don Markley (dmarkley@lhai.com)

(310) 691-7100

Akesis Pharmaceuticals Announces Pipeline Expansion Strategy

SAN DIEGO (November 6, 2008) – Akesis Pharmaceuticals, Inc. (OTC/BB: AKES) today announced it is broadening its business model to include the development of a wider range of specialty pharmaceuticals targeting metabolic diseases. As part of the new strategy the Company will look to in-license preclinical and clinical compounds in these disease settings.

“This new strategic direction will provide more opportunities to build on the success of our AKP-020 program, a Type 2 diabetes drug candidate,” said Carl LeBel, Ph.D., president and chief executive officer of Akesis. “Importantly, it leverages our background and core expertise in diabetes, obesity, osteoporosis, muscle wasting and other metabolic disorders. Akesis’ management and scientific advisors, who have direct experience overseeing the clinical development and regulatory process of multi-stage programs in metabolic diseases, will work closely together as we evaluate potential assets to in-license,” LeBel added.

In addition to pursuing its new pipeline expansion strategy, the Company will continue with its plans to develop AKP-020 for Type 2 diabetes as described in an announcement last month. Having completed a Phase IIa study for AKP-020 earlier this year, Akesis has initiated a three-month preclinical safety program in order to support further clinical evaluation of its product. “We remain optimistic about AKP-020 as a potential therapy for Type 2 diabetes and believe that it will remain a highlight of our expected broader product pipeline,” said Dr. LeBel.

As noted in an announcement earlier this week, Dr. LeBel will present an update on the Company’s AKP-020 program and pipeline expansion strategy at the Rodman & Renshaw 10th Annual Healthcare Conference on Wednesday, November 12, 2008, at 10:45 a.m. Eastern time at The Palace Hotel in New York City.

Stockholders and investors can access a live audio webcast and slide presentation on the Akesis Pharmaceuticals website at www.akesis.com. An archived presentation will be available on the website for 30 days.

About Akesis Pharmaceuticals

[Akesis Pharmaceuticals has a pipeline of innovative oral product candidates for the treatment of diabetes. These product candidates are supported by issued and filed U.S. patents for both prescription and over-the-counter treatments that combine anti-diabetic trace minerals with certain classes of diabetes oral agents. Akesis’ product candidates have demonstrated preliminary evidence of efficacy in lowering and controlling blood glucose levels in patients with Type 2 diabetes. Blood sugar control via oral drugs represents a market opportunity in the billions of dollars, as reports indicate that approximately 20 million people suffer from diabetes in the United States alone. Akesis Pharmaceuticals is also working aggressively to in-license preclinical and clinical stage assets in the broader setting of metabolic disease, including but not limited to obesity, osteoporosis, and muscle wasting. More information can be found at www.akesis.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can generally be identified as such because the context of the statement will include words such as “will”, “expects”, “should”, “believes”, “anticipates” or words or phrases of similar meaning. Examples of such statements include statements relating to the results from Akesis’ completed preclinical and clinical studies relating to the Company’s pipeline expansion strategy and opportunities and the potential of AKP-020 as a therapy for Type 2 diabetes. Stockholders, potential investors and other readers are cautioned that these forward-looking statements are predictions based only on current information and expectations that are inherently subject to risks and uncertainties that could cause future events or results to differ materially from those set forth or implied by the forward-looking statements. Certain of those risks and uncertainties are discussed in Akesis’ filings with the Securities and Exchange Commission, including Akesis’ most recent annual report on Form 10-KSB and quarterly reports on Form 10-Q. These forward-looking statements are only made as of the date of this press release, and Akesis does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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